SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K
Current Report Pursuant to Section 13 Or 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report April 26, 2001	Commission File Number: 1-6686

THE INTERPUBLIC GROUP OF COMPANIES, INC. (Exact name of Registrant as specified in its charter)

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1024020 (I.R.S. Employer Identification No.)

1271 Avenue of the Americas, New York, New York (Address of principal executive offices)	10020 (Zip Code)

Registrant's telephone number, including area code (212) 399-8000

Item 5. Other Events.

A press release issued by The Interpublic Group of Companies, Inc. ("Interpublic") with respect to its results for the first quarter of 2001 is attached as Exhibit 99 and incorporated herein by reference.

     This document contains forward-looking statements. Statements that are not historical facts, including statements about Interpublic's beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

     Forward-looking statements involve inherent risks and uncertainties. Interpublic cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, those associated with the effect of national and regional economic conditions, the ability of Interpublic to attract new clients and retain existing clients, the financial success of the clients of Interpublic, and developments from changes in the regulatory and legal environment for advertising companies around the world.

Exhibit

99  Press Release dated April 26, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                      THE INTERPUBLIC GROUP OF
                                                                      COMPANIES, INC.

Date: April 26, 2001                                         By: /s/ Nicholas J. Camera
                                                                              Nicholas J. Camera
                                                                              VICE PRESIDENT, GENERAL
                                                                              COUNSEL AND SECRETARY